UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 12, 2023

Date of report (Date of earliest event reported)

NUVERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, MN 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant's telephone number, including area code)

Securities Registered Pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or  Rule 12b-2 of the Securities Exchange Act of 1934 (§230.12b-2 of this chapter). Emerging growth company     Yes.   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01         Other Events

On January 12, 2023, Nuvera Communications, Inc. (“Nuvera” or the “Company”) announced that it and the other owners of FiberComm, LC entered into an agreement to sell 100% of their interest in Fibercom to ImOn Communications, LLC. FiberComm has been providing high quality Internet and voice services to businesses in the Sioux City, Iowa market for over 20 years.

Closing of the transaction is subject to closing conditions, including regulatory approvals. Nuvera currently holds a 20% interest in FiberComm through its wholly owned subsidiary Peoples Telephone Company. The parties expect the sale to close in 2023. A copy of the Nuvera press release is attached as Exhibit 99.1.

Nuvera expects to recognize a net gain in book value in connection with the sale of FiberComm. In addition, Nuvera has guaranteed a portion of a ten-year loan owed by FiberComm, LC set to mature on April 30, 2026. This FiberComm loan will be paid off in connection with closing of the transaction.

Section 9 - Financial Statements and Exhibits

d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 12, 2023 regarding the acquisition of FiberComm, a Nuvera equity investment, by ImOn Communications, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2023	Nuvera Communications, Inc.

	By:	/s/Curtis Kawlewski
Curtis Kawlewski

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